UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On August 31, 2010, Barnes & Noble, Inc. made the following communication available to its employees:

BARNES&NOBLE
BOOKSELLERS

Barnes & Noble Shareholders:

Los Angeles-based investor Ronald Burkle has launched a proxy contest relating to this year's annual meeting of shareholders.

TO VOTE WITH MANAGEMENT, RETURN YOUR WHITE PROXY CARD OR WHITE VOTING INSTRUCTION CARD TODAY

If you would like to support management, here's how:

PROPOSAL 1	ELECTION OF DIRECTORS Barnes & Noble Nominees: 01 – Leonard Riggio 02 – David G. Golden 03 – David A. Wilson	VOTE: **FOR** All Nominees
PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP	VOTE: **FOR**
PROPOSAL 3	YUCAIPA'S PROPOSAL TO AMEND THE RIGHTS AGREEMENT	VOTE: **AGAINST**

This communication is being directed to you by Barnes & Noble, Inc. because you are an employee of Barnes & Noble. Barnes & Noble is not acting as a fiduciary or providing any investment advice relating to Barnes & Noble's 401(k) Plan.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

If you have questions about how to vote your shares on the **WHITE** proxy card, or need additional assistance, please call toll-free: (877) 456-3422

We urge you NOT to sign any Gold proxy card sent to you by Burkle and Yucaipa.

Important Information: On August 25, 2010, Barnes & Noble, Inc. ("Barnes & Noble") filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting and is mailing the definitive proxy statement and white proxy card to its stockholders. **Investors and stockholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information.** Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC's website at www.sec.gov and Barnes & Noble's website at www.barnesandnobleinc.com. In addition, the definitive proxy statement and other documents filed by Barnes & Noble with the SEC may be obtained from Barnes & Noble free of charge by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011 - **Certain Information Regarding Participants:** Barnes & Noble, its directors, director nominees and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble's stockholders in connection with its 2010 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Barnes & Noble's Annual Report on Form 10-K for the year ended May 1, 2010, which was filed with the SEC on June 30, 2010, and its definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on August 25, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the definitive proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Form 4s filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and Barnes & Noble's website at www.barnesandnobleinc.com.